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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 3, 2005, in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-124944) for the registration of $165,000,000 of 9% Senior Secured Notes due 2011.

/s/ ERNST & YOUNG LLP

Richmond, Virginia
December 5, 2005

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  Exhibit 23.1